SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2004

BLUE RHINO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-24287 (Commission File Number)	56-1870472 (I.R.S. Employer Identification No.)

104 CAMBRIDGE PLAZA DRIVE
WINSTON-SALEM, NORTH CAROLINA 27104
(Address of principal executive offices)

(336) 659-6900
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On February 9, 2004, Blue Rhino Corporation (“Blue Rhino”) issued a press release announcing that it has entered into an Agreement and Plan of Merger dated as of February 8, 2004 (the “Merger Agreement”) with Diesel Acquisition Corp. LLC (“Merger Sub”), FCI Trading Corp. (“Parent”) and Ferrell Companies, Inc. (“Ultimate Parent”). Merger Sub, Parent and Ultimate Parent are all affiliates of Ferrellgas Partners, L.P., a publicly traded master limited partnership (Ferrellgas Partners, L.P. and its affiliates are sometimes referred to herein collectively as “Buyer”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Blue Rhino (the “Merger”) and each outstanding share of Blue Rhino common stock will be converted into the right to receive a cash payment of $17.00. Pursuant to the Merger Agreement, each outstanding exercisable stock option and warrant to purchase Blue Rhino common stock will be converted into the right to receive a cash payment equal to the spread between $17.00 per share and the applicable exercise price. Unvested options not otherwise subject to automatic accelerated vesting upon a change in control will vest on a pro rata basis through the day immediately prior to the closing date of the Merger.

      The completion of the Merger is subject to several conditions, including the approval and adoption of the Merger Agreement by Blue Rhino’s stockholders, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      In addition to usual and customary covenants relating to the conduct of business by Blue Rhino prior to the Merger, pursuant to the Merger Agreement, Blue Rhino has agreed to use its reasonable best efforts to obtain written confirmation by its independent auditors of Blue Rhino’s compliance with requirements under Section 404 of the Sarbanes-Oxley Act relating to management’s assessment of internal controls.

      The Merger Agreement may be terminated under a number of circumstances, including without limitation:

•	by either party if the Merger has not closed by August 3, 2004;

•	by either party if Blue Rhino’s stockholders do not adopt the Merger Agreement at a duly held special meeting;

•	by either party if (i) Blue Rhino’s Board of Directors approves or recommends to the stockholders an alternative proposal to acquire Blue Rhino (a “Transaction Proposal”), or (ii) there is an unsolicited tender offer to acquire control of Blue Rhino (a “Takeover Proposal”) and the Board recommends such Takeover Proposal to the stockholders or otherwise fails to recommend that the stockholders reject such Takeover Proposal within 10 business days; provided, that Blue Rhino may exercise this termination right only if its Board of Directors, after advice of legal counsel, determines in good faith that the failure to take such action would constitute a breach of fiduciary duties; or

•	by the Buyer if there is a material adverse change in the pricing for its securities which prevents Buyer, despite use of its reasonable best efforts, from raising the financing necessary to consummate the Merger on commercially reasonable terms.

If the Merger Agreement is terminated by the Buyer following the Blue Rhino Board’s exercise of its fiduciary duty with respect to a Transaction Proposal or a Takeover Proposal, or if the Buyer terminates due to the failure to receive Blue Rhino stockholder approval while a Takeover Proposal is pending, Blue Rhino would be obligated to pay a termination fee of $10 million. If Buyer exercises its right to terminate the Merger Agreement due to a failure to obtain financing under the limited conditions described above, Buyer would be obligated to pay Blue Rhino a termination fee of $10 million as liquidated damages. If the Merger Agreement is terminated under other circumstances by either party on account of a material and willful breach of the Merger Agreement, the breaching party is subject to liability under applicable law.

      Pursuant to the Merger Agreement, Blue Rhino is obligated not to solicit, initiate, encourage or take any action to facilitate any Transaction Proposal, and is obligated to notify Buyer of any Transaction Proposal it receives. However, Blue Rhino will be able to furnish information to any person who makes an unsolicited inquiry concerning a possible Transaction Proposal if it obtains a confidentiality agreement from such person on substantially the same terms as its confidentiality agreement with Buyer. Blue Rhino remains free to enter into negotiations or discussions with any person that makes an unsolicited Transaction Proposal and may enter into an unsolicited Transaction Proposal with a third party if the Board, after advice of counsel, determines in good faith that the failure to do so, or the failure to make, withdraw, modify or change a recommendation to the Blue Rhino stockholders, would result in a breach of the Board’s fiduciary duties.

      A conformed copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

      In connection with the proposed Merger, Billy D. Prim, the Chairman and Chief Executive Officer of Blue Rhino, has entered into an Employment Agreement dated February 8, 2004 with Ferrell Companies, Inc. and Ferrellgas, Inc., to become effective upon the closing of the Merger. Such Agreement will replace Mr. Prim’s existing Employment Agreement with Blue Rhino, which will be terminated at closing. A conformed copy of this Employment Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

      In connection with the proposed Merger, Billy D. Prim has entered into a Real Property Contribution Agreement dated February 8, 2004 with Ferrellgas Partners, L.P., whereby certain real property in Yadkin County, North Carolina owned by Mr. Prim and currently leased to Blue Rhino would be transferred to Ferrellgas Partners, L.P. in exchange for common units of limited partnership interest of Ferrellgas Partners, L.P. A conformed copy of this Agreement is attached hereto as Exhibit 99.3 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

      In connection with the proposed Merger, Billy D. Prim, Andrew J. Filipowski, a director of Blue Rhino, and Malcolm R. McQuilkin, an executive officer of Blue Rhino, have each entered into a separate Unit Purchase Agreement dated February 8, 2004 with Ferrellgas Partners, L.P. whereby such individuals have agreed to purchase common units of limited partnership interests of Ferrellgas Partners, L.P. A conformed copy of each such Unit Purchase Agreement is attached hereto as Exhibit 99.4, 99.5 and 99.6 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits. In addition, Messrs. Prim, Filipowski and McQuilkin have each entered into a separate Registration Rights Agreement dated February 8, 2004 with Ferrellgas Partners, L.P. A conformed copy of each such Registration Rights Agreement is attached hereto as Exhibits 99.7, 99.8 and 99.9 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

      In connection with the proposed Merger, Billy D. Prim, Andrew J. Filipowski, Malcolm R. McQuilkin and affiliates of Camden Partners have entered into a Voting Agreement dated February 8, 2004 with FCI Trading Corp. to vote their shares of Blue Rhino common stock in favor of the Merger, which shares represent approximately 26.8% of the outstanding shares of Blue Rhino common stock entitled to vote. The Voting Agreement will terminate upon termination of the Merger Agreement. A conformed copy of this Voting Agreement is attached hereto as Exhibit 99.10 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

Exhibit 2.1	—	Agreement and Plan of Merger, dated as of February 8, 2004, by and among Blue Rhino Corporation, FCI Trading Corp., Diesel Acquisition, LLC, and Ferrell Companies, Inc.

Exhibit 99.1	—	Press Release dated February 9, 2004.

Exhibit 99.2	—	Employment Agreement dated February 8, 2004 among Billy D. Prim, Ferrell Companies Inc. and Ferrellgas, Inc.

Exhibit 99.3	—	Real Property Contribution Agreement dated February 8, 2004 between Billy D. Prim and Ferrellgas Partners, L.P.

Exhibit 99.4	—	Unit Purchase Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Billy D. Prim.

Exhibit 99.5	—	Unit Purchase Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Andrew J. Filipowski.

Exhibit 99.6	—	Unit Purchase Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Malcolm R. McQuilkin.

Exhibit 99.7	—	Registration Rights Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Billy D. Prim.

Exhibit 99.8	—	Registration Rights Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Andrew J. Filipowski.

Exhibit 99.9	—	Registration Rights Agreement dated February 8, 2004 between Ferrellgas Partners, L.P. and Malcolm R. McQuilkin.

Exhibit 99.10	—	Voting Agreement dated February 8, 2004 among Ferrellgas Partners, L.P., Billy D. Prim, Andrew J. Filipowski, Malcolm R. McQuilkin, Camden Partners Strategic Fund II-A, L.P., Camden Partners Strategic Fund II-B, L.P. and Strategic Associates, L.P.

ITEM 8. CHANGE IN FISCAL YEAR

      On November 21, 2003, the Board of Directors of Blue Rhino changed the fiscal year end of Blue Rhino from July 31 to January 31, effective with the fiscal year beginning August 1, 2003. This prior change in fiscal year was reported on a Form 8-K filed with the Commission on November 25, 2003. On January 31, 2004, the Board of Directors of Blue Rhino rescinded its prior approval of this change in fiscal year, thereby reinstating a July 31 fiscal year end. Therefore, Blue Rhino will not be filing a transition report on Form 10-K to cover a transition period from August 1, 2003 through January 31, 2004, as previously reported in the Form 8-K filed with the Commission on November 25, 2003. Instead, Blue Rhino will file a quarterly report on Form 10-Q for the quarter ended January 31, 2004, the second fiscal quarter of Blue Rhino’s fiscal year ending July 31, 2004.

SIGNATURE

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Rhino Corporation

Date: February 9, 2004	By: /s/ Billy Prim Chairman and Chief Executive Officer